SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14 a-11(c) or ss. 240.14a-12

                               COMDIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)    Title of each class of securities to which transaction applies:

              .................................................................
       (2)    Aggregate number of securities to which transaction applies:

              .................................................................
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee was calculated and state how it was determined):

              .................................................................
       (4)    Proposed maximum aggregate value of transaction:

              .................................................................
       (5)    Total fee paid:

              .................................................................
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)    Amount Previously Paid:
            .......................................
     (2)    Form, Schedule or Registration Statement No.:
            .......................................
     (3)    Filing Party:
            .......................................
     (4)    Date Filed:
            .........................................

                               COMDIAL CORPORATION
                           ---------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1998


TO THE STOCKHOLDERS OF
COMDIAL CORPORATION:

         The Annual Meeting of Stockholders of Comdial Corporation, a Delaware corporation (the "Company"), will be held on April 28, 1998, at 9:00 a.m. Eastern Time, in the Customer Conference Center at Comdial Corporation, 1180 Seminole Trail, Charlottesville, Virginia 22901, for the following purposes:

         1. To elect to the Board of Directors two (2) directors to serve for three-year terms expiring at the Annual Meeting of Stockholders to be held in 2001, one (1) director to serve for the remainder of a three-year term expiring at the Annual Meeting of Stockholders to be held in 2000, and one (1) director to serve for the remainder of a three-year term expiring at the Annual Meeting of Stockholders to be held in 1999;

         2. To ratify the selection of the firm of Deloitte & Touche LLP as the Company's independent auditors for the current year; and

         3. To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

         Only stockholders of record at the close of business on March 10, 1998, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

         PLEASE FILL IN, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.

                                 By Order of the Board of Directors

                                 /s/ Wayne R. Wilver

March 31, 1998                   Wayne R. Wilver, Secretary

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               COMDIAL CORPORATION

                                 APRIL 28, 1998
                           ---------------------------


                                 PROXY STATEMENT
                           ---------------------------



                               GENERAL INFORMATION


         The Annual Meeting of Stockholders of COMDIAL CORPORATION, a Delaware corporation (the "Company"), will be held on April 28, 1998, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. The enclosed form of proxy is solicited on behalf of the Board of Directors of the Company in connection with such meeting and any continuation or adjournment thereof. This Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders on or about March 31, 1998. The executive offices of the Company are located at 1180 Seminole Trail, Charlottesville, Virginia 22901; and the mailing address for such offices is Post Office Box 7266, Charlottesville, Virginia 22906-7266.

         At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the election of four nominees for director ("Proposal No. 1"). In addition, the stockholders of the Company will be asked to ratify the Company's selection of the firm of Deloitte & Touche LLP ("D&T") as the Company's independent auditors for the current year ("Proposal No. 2").

         If a proxy in the enclosed form is duly executed and returned, the shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), represented thereby will be voted, where specification is made by the stockholder on the form of proxy, in accordance with such specification. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote the shares represented thereby "FOR" the election of each of the named nominees for director and "FOR" each of the other proposals listed on the proxy card. If necessary, and unless the shares represented by the proxy are voted against the proposals herein, the persons named in the enclosed proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the Annual Meeting. Any stockholder may revoke his proxy by delivery of a new later dated proxy or by providing written notice of revocation to the Secretary of the Company at any time before it is voted. A proxy will not be voted if the stockholder attends the meeting and elects to vote in person.

         Only stockholders of record at the close of business on March 10, 1998 have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, 8,715,853 shares of Common Stock were outstanding. Each holder of record of Common Stock is entitled to one vote for each share held on all matters voted upon.

         Presence in person or by proxy of the holders of 4,357,927 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming the applicable quorum is present, the affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act upon the election of a nominee for director, and the affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting, including Proposal No. 2.

         With regard to Proposal No. 1, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to Proposal No. 2, stockholders may vote in favor of or against such proposal or ratification, or they may abstain from voting. In accordance with applicable law, the treatment and effect of abstentions and broker non-votes are as follows. If a stockholder registers an abstention vote by checking the "ABSTAIN" box on the proxy card, no favorable vote is cast and therefore the abstention vote has the effect of a vote against the proposal. Thus, an abstention from voting on a matter has the same legal effect as a vote against the matter, even though the stockholder may interpret such action differently. If a broker or other nominee holding shares of Common Stock for beneficial owners has voted on one or more matters pursuant to discretionary authority or instructions from beneficial owners, but does not vote on other matters because the broker or nominee has not received instructions from beneficial owners and does not have the right to exercise discretionary voting power, such broker non-votes have no effect on the vote with respect to such other matters. That is, broker non-votes are not counted as votes for the proposal or as votes against the proposal and are not counted in determining the number of votes needed in order for a proposal to be approved.

         The enclosed form of proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual
Meeting: (a) matters which may be presented at the Annual Meeting at the request of public stockholders and with respect to which the Company has not received notice at the date hereof; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from the Proxy Statement and the form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (e) matters incident to the conduct of the Annual Meeting. The Board of Directors currently is not aware of any matters (other than procedural matters) which will be brought before the Annual Meeting and which are not referred to in the enclosed Notice of Annual Meeting. If any such matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person or by telephone, facsimile, or mail. Further, the Company will also request record holders of Common Stock who are brokerage firms, custodians, and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of February 13, 1998, as to shares of Common Stock owned by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and officers as a group, together with their respective percentages.

                                                                      AMOUNT AND NATURE                % OF CLASS
                     NAME OF PERSON OR                                  OF BENEFICIAL                   (IF MORE
                 NUMBER OF PERSONS IN GROUP                             OWNERSHIP (1)                 THAN 1%) (2)
------------------------------------------------------------ ------------------------------------ ---------------------
Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, Wisconsin 53202..................................              909,000 (3), (4)                10.4%

Merrill Lynch Special Value Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536...............................              808,800 (3), (5)                 9.3%

PacifiCorp Foundation
700 N. E. Multnomah Street
Suite 1600
Portland, Oregon  97232-2131 ...............................              641,925 (6)                      7.4%

Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401.............................              550,532 (3), (7)                 6.3%

A. M. Gleason...............................................               26,066 (8)                       *
Michael C. Henderson........................................               10,000 (9)                       *
John W. Rosenblum...........................................               20,000 (10)                      *
Dianne C. Walker............................................               20,033 (11)                      *

William G. Mustain..........................................              127,303 (12)                     1.5%
Wayne R. Wilver.............................................               60,923 (13)                      *
William C. Grover...........................................               39,299 (14)                      *
Keith J. Johnstone..........................................               20,400 (15)                      *
Ove Villadsen...............................................               48,696 (16)                      *
All directors and officers
   as a group (13 persons)..................................              432,424 (17)                     4.8%
----------------
  *  Less than one percent of the issued and outstanding shares of Common Stock.

 (1) The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after February 13, 1998. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares.

(2) Individual percentages have been rounded. Shares subject to outstanding stock options which the individual has the right to acquire within 60 days after February 13, 1998, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such individual, or any group including such individual, but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other individual.

(3) Based on information filed with the Securities and Exchange Commission by the reporting person.

(4) Heartland Advisors, Inc. ("Heartland"), an investment advisor registered under the Investment Advisors Act of 1940, has advised the Company that it had sole power to vote and dispose of all 909,000 shares. Heartland holds its shares in investment advisory accounts. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relate to more than five percent of the issued and outstanding shares of the Company's Common Stock.

 (5) Merrill Lynch Special Value Fund, Inc. ("ML Fund"), an investment company registered under the Investment Company Act of 1940, Fund Asset Management, L.P. d/b/a Fund Asset Management ("FAM"), an investment advisor registered under the Investment Advisors Act of 1940, and Princeton Services, Inc. ("Princeton"), a parent holding company pursuant to the Securities Exchange Act of 1934, have advised the Company that they have shared power to vote and dispose of an aggregate 808,800 shares of the Company's common stock. Princeton is a corporate managing general partner of ML Fund and disclaims beneficial ownership of all shares of the Company's Common Stock held by ML Fund. ML Fund, which is advised by FAM, holds 808,800 shares of the Company's Common Stock.

 (6) PacifiCorp Foundation ("PCF") is an Oregon nonprofit corporation that was incorporated on November 4, 1988. PCF was organized and is required to be operated exclusively for charitable, religious, educational and scientific purposes, and is exempt from federal income taxation under
         Section 501(c)(3) of the Internal Revenue Code of 1986, as the same may be amended from time to time. PCF is classified as a public benefit corporation under Oregon law and has no members. Directors are elected annually by the outgoing board of directors. At present, all of the directors of PCF are officers of PacifiCorp or its affiliates. PacifiCorp Credit, Inc. ("PCI"), a wholly-owned subsidiary of PacifiCorp, owns 265,244 shares of common stock of the Company or 3.0% of the Company's outstanding Common Stock. Because PCI and PCF do not act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of an issuer, they are not a "group" within the meaning of Section 13(d)(3) of the Exchange Act and, therefore, their ownership interests in the Company have not been aggregated.

         Pursuant to an agreement between PCI and the Company dated October 31, 1991, so long as PCI or any of its affiliates owns at least 10% of the Company's outstanding Common Stock, the Company will nominate and use its best efforts to cause a nominee of PCI to become a member of the Board of Directors of the Company. Although PCI and PCF are commonly controlled and therefore might be deemed to be affiliates, PCI has informed the Company that it does not desire for the Company to nominate a nominee of PCI to become a member of the Board of Directors.

 (7) Dimensional Fund Advisors Inc. ("Dimensional") is an investment advisor registered under the Investment Advisors Act of 1940, as amended. Dimensional is deemed to have beneficial ownership of 550,532 shares of the Company's Common Stock as of December 31, 1997, all of which shares are owned by advisory clients of Dimensional, including DFA Investment Dimensions Group Inc. ("DFA Fund") and The DFA Investment Trust Company ("DFA Trust"), both registered open-end investment companies. Dimensional disclaims beneficial ownership of all such securities. Dimensional has sole voting power with respect to 299,799 shares. Persons who are officers of Dimensional also serve as officers of DFA Fund and DFA Trust. These persons vote 152,033 additional shares which are owned by DFA Fund and 98,700 shares which are owned by DFA Trust. No individual client of Dimensional is known by the Company to be the holder of more than five percent of the issued and outstanding shares of the Company's Common Stock.

(8) Includes 2,500 shares issued in February 1998 under the terms of the Company's 1992 Non-Employee Directors Stock Incentive Plan as a result of net income reported by the Company for the fiscal year ended December 31, 1997. Until April 1995, Mr. Gleason served as PCI's nominee on the Board of Directors of the Company, but agreed to remain on the Board of Directors after he was no longer serving as PCI's nominee.

(9) Includes 3,334 shares of Common Stock issuable upon the exercise of stock options. Also includes 2,500 shares of the Company's Common Stock issuable to Mr. Henderson under the 1992 Non-Employee Directors Stock Incentive Plan (the "Directors Plan") which Mr. Henderson deferred payment of under the Directors Plan. Until February 1998, Mr. Henderson served as PCI's nominee on the Board of Directors of the Company, but agreed to remain on the Board of Directors after he was no longer serving as PCI's nominee.

(10) Includes 3,334 shares issuable upon the exercise of stock options. Also includes 2,500 shares of the Company's Common Stock issuable to Mr. Rosenblum under the Directors Plan which Mr. Rosenblum deferred payment of under the Directors Plan.

(11) Includes 6,667 shares issuable upon the exercise of stock options. Also includes 2,500 shares of the Company's Common Stock issuable to Ms. Walker under the Directors Plan which Ms. Walker deferred payment of under the Directors Plan.

(12) Includes 60,925 shares issuable upon the exercise of stock options and 6,125 shares purchased in an open market transaction on May 8, 1997.

(13)     Includes 34,256 shares issuable upon the exercise of stock options.

(14) Includes 35,246 shares issuable upon the exercise of stock options, 135 shares purchased in an open market transaction on May 9, 1997 and 500 shares purchased in an open market transaction on November 6, 1997.

(15)     Includes 6,709 shares issuable upon the exercise of stock options.

(16)     Includes 44,996 shares issuable upon the exercise of stock options.

(17)     Includes 222,582 shares issuable upon the exercise of stock options.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Nominees For Director

         The Board of Directors is currently comprised of six directorships divided into three classes. One class of directors is elected each year to hold office for a three-year term and until successors of such directors are chosen and have qualified. The two directors whose terms are expiring in 1998 are William G. Mustain and John W. Rosenblum. Messrs. Mustain and Rosenblum have each been nominated for re-election as a director at the Annual Meeting.

         On April 29, 1997, William E. Porter resigned from the Board of Directors to become Executive Vice President of the Company. To fill this vacancy, Robert P. Collins has been nominated for election as a director at the Annual Meeting. If elected, Mr. Collins will serve the remainder of a three-year term expiring at the Annual Meeting in 2000.

         At a special meeting held on March 3, 1998, the Board of Directors increased the number of directors from six to seven, thereby creating a new directorship in the class of directors whose terms expire in 1999. To fill this vacancy, Barbara Perrier Dreyer has been nominated for election as a director at the Annual Meeting. If elected, Ms. Dreyer will serve the remainder of a three-year term expiring at the Annual Meeting in 1999.

         The remaining three directors will continue to serve as set forth below. In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Ms. Dreyer and Messrs. Collins, Mustain and Rosenblum. Discretionary authority is reserved to cast votes for the election of a substitute should any of the nominees be unable or unwilling to serve as a director. Each of the nominees has agreed to serve as a director if elected and the Company believes that each of them will be available to serve.

         The names and ages of the directors continuing in office and the nominees, their principal occupations or employment during the past five years, and other data regarding them is set forth below.

                 Nominees for Election to the Board of Directors
                             Terms Expiring in 2001:

WILLIAM G. MUSTAIN

Mr. Mustain, age 56, is Chairman, President, and Chief Executive Officer of the Company. He joined the Company as Vice President in June 1987 and assumed his current position in May 1989. Mr. Mustain was Vice President of Operations (Engineering and Manufacturing) for Norand Corporation from 1983 to 1987. From 1964 to 1983, he held various engineering, marketing, and manufacturing positions with General Electric Company. He has served as a director of the Company since 1989 and is a member of the Nominating Committee of the Board of Directors.


JOHN W. ROSENBLUM

Mr. Rosenblum, age 54, is the Dean of the Jepson School of Leadership Studies at the University of Richmond. From 1993 to 1996, he was a Tayloe Murphy Professor of Business Administration at the Darden Graduate

School of Business Administration at the University of Virginia. He is also a director of Chesapeake Corporation, Cadmus Communications Corporation, T. Rowe Price Associates, and Cone Mills Corporation. Mr. Rosenblum has served as a director of the Company since 1992 and is a member of the Audit and Compensation Committees of the Board of Directors. He is also a member of the Company's Pension Committee.


                 Nominee for Election to the Board of Directors
                             Term Expiring in 2000:

ROBERT P. COLLINS

Mr. Collins, age 59, is the former President and Chief Executive Officer of GE Fanuc Automation, a joint venture between General Electric Co. and FANUC LTD of Japan specializing in the development and manufacture of automation equipment. Mr. Collins served in that position from 1987 until February 1998. During his tenure with GE Fanuc Automation, Mr. Collins also served as Co-Chairman of the Board of Directors of GE Fanuc Automation-Europe and Chairman of the Board of Directors of GE Fanuc Eberle Automation and AFE Technologies-UK. Mr. Collins is also a member of the Board of Directors of Figgie International, Inc. which manufactures aerospace electronics and aircraft oxygen products.


                 Nominee for Election to the Board of Directors
                             Term Expiring in 1999:

BARBARA PERRIER DREYER

Ms. Dreyer, age 43, is the Senior Vice President and Chief Financial Officer of Communications Systems Technology, Inc., a company which develops wide-area audio and data conferencing systems and software, as well as audio/data switching, classified signals analysis and remote radio control systems. From 1992 to 1996, she served as the President and founder of VideoGrafects, a developer of multimedia software. From 1985 to 1993, she was the Chief Financial Officer and special partner of New Enterprise Associates, a leading venture capital firm. Ms. Dreyer presently serves as Treasurer of the International Teleconferencing Association.


              Member of the Board of Directors Continuing in Office
                             Terms Expiring in 2000:

A. M. GLEASON

Mr. Gleason, age 68, retired in May 1995 as Vice Chairman and a director of PacifiCorp, a diversified public utility. He currently serves as President of the Port of Portland. Prior to January 1994, Mr. Gleason was President and Chief Executive Officer of PacifiCorp. He is also a director of Tektronix, Inc. and Fred Meyer, Inc. Mr. Gleason has served as a director of the Company since 1981 and as Vice Chairman of the Board of Directors since April 1995 and is a member of the Compensation and Nominating Committees of the Board of Directors.

             Members of the Board of Directors Continuing in Office
                             Terms Expiring in 1999:

MICHAEL C. HENDERSON

Mr. Henderson, age 51, is Chairman of Albina Community Bancorp. He retired in February 1998 as President and Chief Executive Officer of PacifiCorp Holdings, Inc., a PacifiCorp subsidiary that held interests in telecommunications, energy and financial services. He previously served PacifiCorp in a number of capacities, including President of PacifiCorp Financial Services, Inc. ("PFS"), from 1993 through 1997, Vice President Community and Energy Services of PacifiCorp during 1993. Between April 1991 and April 1992, Mr. Henderson served as Senior Vice President - Portfolio Management of PFS and in that capacity held various management positions in PFS and its subsidiaries during 1991 and 1992. From 1986 to 1990, Mr. Henderson served as Chief Executive Officer of Crescent Foods, Inc. and was President and sole proprietor of Sound Strategies, a consulting firm, from 1990 to 1991. Mr. Henderson has served as a director of the Company since 1995 and is a member of the Audit and Compensation Committees.


DIANNE C. WALKER

Ms. Walker, age 41, is an independent consultant. Prior to January 1995, she was a consultant to Bear Stearns & Co. Inc., an investment banking firm. Prior to August 1992, she was a consultant to (between April 1990 and July 1991, Vice President of) Kidder Peabody & Co., Inc., an investment banking firm. Between 1988 and 1990, Ms. Walker was a consultant to Pacific Telecom, Inc., a telecommunications company. She is also a director of Satellite Technology Management, Inc., Arizona Public Service Company, and Microtest, Inc. Ms. Walker has served as a director of the Company since 1986 and is a member of the Audit and Nominating Committees of the Board of Directors. She is also a member of the Company's Pension Committee.


Board Meetings

         The Board of Directors held four regularly scheduled meetings and one special meeting in 1997. During 1997 all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and standing Committees on which they served.

Committees

         The Board of Directors has established Audit, Compensation, Nominating, and Pension Committees as well as certain other committees.

         The Audit Committee held two meetings in 1997. Its principal functions are to recommend to the Board of Directors the firm of independent auditors to serve the Company each fiscal year and to review the plan and results of the audit by the independent auditors as well as the scope, results, and adequacy of the Company's systems of internal accounting controls and procedures. In addition, the Audit Committee reviews the independence of such auditors and reviews their fees for audit and non-audit services rendered to the Company. During 1997, the members of the Audit Committee included Ms. Walker (Chair), Mr. Henderson, and Mr.
Rosenblum.

         The Compensation Committee held four meetings in 1997. Its principal functions are to approve remuneration of the officers of the Company, review certain benefit programs, and approve and administer remuneration plans, including the stock incentive plans of the Company. The Report of the Compensation Committee on executive compensation is set forth on page 15 of this Proxy Statement. During 1997, the members of the Compensation Committee included Messrs. Gleason (Chair), Henderson and Rosenblum.

         The Nominating Committee held one meeting in 1997. During 1997, the members of the Nominating Committee included Ms. Walker (Chair) and Messrs. Gleason and Mustain. The principal functions of the Nominating Committee are to review candidates and recommend to the Board of Directors nominees for membership on the Board of Directors. In fulfilling this responsibility, the Nominating Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Comdial Corporation, 1180 Seminole Trail, P. O. Box 7266, Charlottesville, Virginia 22906-7266. If a stockholder intends to make a nomination at any Annual Meeting, the Bylaws of the Company require that the stockholder deliver a notice to the Company not less than 120 days in advance of the anniversary date of the date on which the Company's Proxy Statement was released to its stockholders in connection with the previous year's annual meeting of stockholders, setting forth (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, address, and principal occupation of such proposed nominee; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the consent of each proposed nominee to serve as a director of the Company if so elected; and (v) the total number of shares of common stock of the Company that will be voted for each proposed nominee and the number of shares of common stock of the Company owned by the notifying stockholder. The Chairman of the meeting, in his discretion, may refuse to acknowledge the nomination or disregard the nomination of any person not made in compliance with the foregoing procedure.

         By requiring advance notice of stockholder nominations, the Bylaws afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The Bylaws do not give the Board of Directors any power to approve or disapprove of stockholder nominations for election of directors. However, they may have the effect of precluding a contest for the election of directors if their procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect his or her own slate of directors.

         A stockholder interested in nominating a person for election as a director at the Annual Meeting of Stockholders to be held in 1999 should notify the Company in the manner described above on or before December 3, 1998.

         The Pension Committee held one meeting in 1997. During 1997, the members of the Pension Committee included Mr. Rosenblum (Chair) , Ms. Walker, Wayne R. Wilver, and Lawrence K. Tate. The principal function of the Pension Committee is to oversee the Company's pension and retirement plans.

Compensation of Directors

         Non-employee directors of the Company received a monthly director's fee of $1,250 through April 1997 and of $1,500 thereafter.

         In addition, the Board of Directors, with the approval of the stockholders, adopted the 1992 Non- Employee Directors Stock Incentive Plan (the "Directors Plan") in 1992. Under the Directors Plan, as amended, a director of the Company who is not otherwise an employee of the Company or any of its subsidiaries and has not been an employee for a period of at least one year is eligible to receive automatic grants of options and awards of shares of Common Stock. An aggregate of 200,000 shares of Common Stock is reserved for issuance under the Directors Plan.

         The Directors Plan provides that each newly-elected director who is eligible to participate in the plan on the date of his or her first election to the Board automatically receive an option to purchase 3,334 shares of Common Stock. The Directors Plan, as amended, further provides that, for each fiscal year in which the Company has net income, each director then in office will receive an automatic award of 3,333 shares of Common Stock in the following year, unless the Board suspends all or any part of such award. In accordance with the Directors Plan, effective January 1, 1996, the Board adopted a resolution suspending 833 of the 3,333 shares automatically awarded to non-employee directors for fiscal years in which the Company has net income.

         At a meeting of the Board of Directors held on November 6, 1997, the Board adopted an amendment to the Directors Plan which entitles any participant in the Directors Plan to defer payment of all or any portion of (i) the shares of the Company's Common Stock otherwise payable under the Directors Plan and
(ii) the cash amounts payable to any participant for his or her services rendered as a director.

         Because the Company had net income for fiscal 1997, each of Ms. Walker and Messrs. Rosenblum, Gleason and Henderson were entitled to an automatic award of 2,500 shares of the Company's Common Stock as of February 9, 1998. Except for Mr. Gleason who was awarded all 2,500 shares on February 9, 1998, Ms. Walker and Messrs. Rosenblum and Henderson deferred payment of all 2,500 shares of the Company's Common Stock to which they were entitled in accordance with the Directors Plan.

         All stock options granted under the Directors Plan are non-statutory options. The option exercise price is the fair market value of the shares of Common Stock at the time the option is granted. All of the options are immediately exercisable; provided, however, that they may be exercised only while the holder is a director or within 36 months of the date he or she ceases to be a director and in no event may any such option be exercised more than ten years after the date of grant.

         Mr. Mustain, the only employee of the Company who is a member of the Board of Directors, receives no additional compensation for serving as a director.


Executive Officers of the Company

         The following table lists the executive officers of the Company. All executive officers are appointed annually by, and serve at the discretion of, the Board of Directors of the Company.


                                           POSITION                              BUSINESS EXPERIENCE
         NAME AND AGE                  WITH THE COMPANY                         DURING PAST FIVE YEARS
------------------------------  ------------------------------  ------------------------------------------------------
William G. Mustain (56)         Chairman, President, and                                   *
                                Chief Executive Officer

Wayne R. Wilver (64)            Senior Vice President,          Mr. Wilver joined the Company in July 1986 as
                                Treasurer and Secretary         Vice President, Chief Financial Officer,
                                                                Treasurer, and Secretary and became Senior Vice
                                                                President in May 1989. In November 1997, he
                                                                resigned as Chief Financial Officer, but will
                                                                continue in his other capacities until his planned
                                                                retirement on July 31, 1998.

William E. Porter (52)          Executive Vice President        Mr. Porter was elected Executive Vice President
                                                                in May 1997 and is responsible for long term
                                                                business development and strategic planning.
                                                                Prior to his appointment, he served as a director
                                                                of the Company beginning in July 1994.  From
                                                                January 1997 to May 1997, Mr. Porter was
                                                                President of Interactive Consumer Incorporated,
                                                                a consulting firm specializing in information
                                                                strategies.  He held several executive level
                                                                positions at Trigon Corporation, including
                                                                Senior Vice President, Strategic Planning and
                                                                Interactive Electronic Commerce, from May
                                                                1994 to January 1997, and was a Vice President
                                                                of Century Technologies Corporation, a systems
                                                                integration company, from March 1992 to May
                                                                1994.

Christian L. Becken (44)        Senior Vice President and       Mr. Becken was named Senior Vice President
                                Chief Financial Officer         and Chief Financial Officer on December 1,
                                                                1997. Prior to his appointment, from 1986 to 1996,
                                                                Mr. Becken was Vice President and Treasurer of
                                                                Turner Broadcasting System, Inc., a diversified
                                                                media and entertainment concern.



                                                     - 11 -


                                           POSITION                              BUSINESS EXPERIENCE
         NAME AND AGE                  WITH THE COMPANY                         DURING PAST FIVE YEARS
------------------------------  ------------------------------  ------------------------------------------------------
William C. Grover (58)          Senior Vice President           Mr. Grover was elected Senior Vice President in
                                                                September 1995 and is responsible for Sales and
                                                                Marketing.  He has served as President of
                                                                Comdial Enterprise Systems, Inc., a subsidiary
                                                                of the Company, since 1993.  Prior to 1993, Mr.
                                                                Grover held various executive level positions
                                                                with software development and computer
                                                                manufacturing companies, including President
                                                                and CEO of PICKTEL Computer Systems, Inc.,
                                                                a developer and distributor of database and
                                                                management information systems and President
                                                                of Sequoia Systems, Inc., a manufacturer and
                                                                distributor of fault tolerant computer systems.

Ove Villadsen (56)              Senior Vice President           Mr. Villadsen was elected Senior Vice President
                                                                in May 1997.  He had served as a Vice President
                                                                of the Company since May 1989.  He was
                                                                elected Vice President of Comdial Business
                                                                Communications Corporation, a subsidiary of
                                                                the Company, in November 1982.  He has been
                                                                responsible for Engineering for the Company or
                                                                its predecessor since 1980.

Joe D. Ford (49)                Vice President                  Mr. Ford was elected Vice President in May
                                                                1995 and is responsible for Human Resources.
                                                                Between 1982 and May 1995, he served as the
                                                                Company's Director of Human Resources.  Prior
                                                                to that time, he held various human resources
                                                                positions with the Company's predecessor,
                                                                Stromberg-Carlson Telephone Systems, Inc.,
                                                                which operated the Charlottesville
                                                                manufacturing facility before the Company
                                                                acquired the facility in October 1982.

Keith J. Johnstone (50)         Vice President                  Mr. Johnstone was elected Vice President in
                                                                May 1990 and is responsible for Manufacturing
                                                                Operations.  He has been employed in various
                                                                positions with the Company or its predecessor
                                                                since 1980, including Director of Customer
                                                                Service, Director of Materials and Director of
                                                                Manufacturing Systems.



                                                     - 12 -


                                           POSITION                              BUSINESS EXPERIENCE
         NAME AND AGE                  WITH THE COMPANY                         DURING PAST FIVE YEARS
------------------------------  ------------------------------  ------------------------------------------------------
Lawrence K. Tate (55)           Vice President                  Mr. Tate was elected Vice President in
                                                                November 1982 and is responsible for Quality.
                                                                Between 1969 and 1982, he held various
                                                                management positions, including Vice President,
                                                                Manufacturing Operations, for Stromberg-
                                                                Carlson Telephone Systems, Inc., which
                                                                operated the Charlottesville manufacturing
                                                                facility before the Company acquired the facility
                                                                in October 1982.

--------------

     * See "Election of Directors - Nominees for Election to the Board of Directors Terms Expiring in 2001."


Family Relationships

         There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.


Executive Compensation

         The following sections disclose detailed information about cash and equity-based executive compensation paid by the Company to certain of its executive employees. The information is comprised of a five-year stock performance graph, a Report of the Company's Compensation Committee of the Board of Directors, a Summary Compensation Table, and additional tables which provide further details on stock options and pension benefits.


   Five Year Total Stockholder Return

         The following performance table compares the cumulative total return, assuming the reinvestment of dividends, for the period from December 31, 1992 through December 31, 1997, from an investment of $100 in (i) the Company's Common Stock, (ii) the Nasdaq Market Index, and (iii) a peer group index constructed by the Company (the "Peer Group Index").

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
           COMDIAL CORPORATION COMMON STOCK, THE NASDAQ MARKET INDEX,
                            AND THE PEER GROUP INDEX


PERFORMANCE GRAPH


                          1992    1993    1994    1995    1996    1997
                          ----    ----    ----    ----    ----    ----
COMDIAL CORP.              100     743     671     695     476     705
PEER GROUP                 100     282     197     321     326     449
NASDAQ MARKET INDEX        100     120     126     163     203     248



         The Nasdaq Market Index tracks the aggregate price performance of equity securities of companies traded on the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq National Market"). The Company's Common Stock is traded on the Nasdaq National Market.

         Media General Financial Services supplied the necessary information to construct the table, including the Peer Group Index. The Peer Group Index consists of the following companies: ExecuTone Information Systems, Inc., Inter-Tel, Inc., and Mitel Corporation. The Company selected these three companies as the peer group because their lines of business most closely match the lines of business in which the Company is currently primarily engaged. Although Lucent Technologies, Inc. (formerly a division of AT&T) and Northern Telecom Limited are also major competitors of the Company, these two companies have been excluded from the peer group because they are much larger than the Company and derive most of their revenues from other lines of business. The returns of each peer group issuer have been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

         The performance of any individual company's common stock is influenced not only by its own performance and future prospects, but also by a number of external factors over which the company and its management have indirect or no control, including general economic conditions, expectations for the company's future performance, and conditions affecting or expected to affect the company's industry. In addition, stock performance can be affected by factors such as trading volume, analytical research coverage by the investment community, and the propensity of stockholders to hold the stock for investment purposes. The relative weight of these factors also changes over time. Consequently, stock performance, including measurement against indexes, may not be representative of a company's financial performance for given periods of time.


   Report of the Compensation Committee of the Board of Directors

         The Company's executive compensation package for its executive officers consists of three elements: base salary, annual performance-based incentive, and stock option grants.

         Compensation Principles. The Committee believes that the executive compensation package should provide incentives to achieve both current and longer-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value. The three elements of the compensation plan are designed to achieve this objective. The base salaries are set at levels believed by the Committee to be sufficient to attract and retain qualified officers, with a significant portion of the cash compensation being in the form of performance-based incentives dependent upon meeting specified Company annual financial goals. Stock option grants are intended to serve as an incentive to achieve the overall longer-term objective of enhancing stockholder value.

         Salaries. In general, base salary levels are set at levels believed by the Committee to be sufficient to attract and retain qualified executives, when considered with the other components of the executive compensation package. Annually, the Committee reviews the compensation of the executive officers. In addition, the Committee retains an independent consulting company and considers its report of the compensation paid by companies in the same or similar industries. The Committee considers the remuneration analysis in conjunction with the Company's overall performance as measured by achievement of the Company's objectives and the development and succession of sound management practices and skilled personnel.

         The  Company's  primary  objective,   as  noted  above,  has  been  the
implementation of financial stability, the development of new products, and growth. In order to attract and retain qualified executive personnel, base salary levels have reflected a necessary balance between (i) the competitive level set by the industry and (ii) the Company's overall financial performance.

         Effective as of February 9, 1998, the Committee set the annual salary of Mr. Mustain (the Company's President and Chief Executive Officer) at $275,000, representing a 7.8% increase over Mr. Mustain's previous salary. This increase was based upon the remuneration analysis described above in light of the Company's performance.

         Annual Incentives. The Committee has established a formal plan for awarding incentive compensation to officers. The plan consists of two equally weighted and clearly defined objectives: cash flow and pretax net income. The Committee believes that these objectives are supportive of the Company's continued focus on improved financial results and positioning the Company for continued growth. Early each year, the Committee sets the required levels for each performance objective. The Company's actual performance for a year is then measured against the predetermined levels to calculate annual incentive payments, if any.

         In line with this defined plan and in recognition of achievement of the Company's performance objectives in 1997, the Committee awarded an incentive amount of $146,400 or 57.4% of his salary to Mr. Mustain. The Committee also awarded incentive amounts to the Company's other executive officers, excluding Christian Becken, which equaled 37.6% of their respective aggregate base salary.

         Stock Options. Stock options comprise one part of the executive compensation package. This component is intended to encourage key employees to remain in the employ of the Company by offering them an opportunity for ownership in the Company, and to provide them with a long-term interest in the Company's overall performance as reflected by the performance in the market of the Company's Common Stock. The Committee has established levels of stock option grants for various positions within the Company with the input of the independent consulting company.

         During 1997, 230 eligible employees were awarded stock options to acquire a total of 248,450 shares of the Company's Common Stock. All of the Company's executive officers were awarded stock options in 1997, totaling 131,000 shares. In accordance with the formula, Mr. Mustain received stock options to acquire 20,000 shares of the Company's Common Stock.

    A. M. Gleason (Chair)       Michael C. Henderson      John W. Rosenblum


   Summary Compensation Table

         The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were (i) the Company's Chief Executive Officer (the "CEO") at the end of the last completed fiscal year, regardless of compensation level and (ii) the Company's four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 (collectively, the "Named Executive Officers").

                                            Summary Compensation Table:


                                                                                       LONG-
                                                                                        TERM
                                                       ANNUAL COMPENSATION(1)         COMPEN-
                                                       ----------------------          SATION
                                                                                     ----------
                                                                                                       ALL OTHER
            NAME AND                                                                  OPTIONS           COMPEN
            PRINCIPAL                                SALARY(2)          BONUS         GRANTED         SATION (4)
            POSITION                     YEAR           ($)              ($)          (#) (3)             ($)
---------------------------------       -------      ----------      -----------     ----------      -------------
William G. Mustain                       1997           253,461          146,400         20,000            2,375
  President and Chief                    1996           240,385                -         46,388            2,375
  Executive Officer                      1995           209,231          151,000         50,000            2,310

Wayne R. Wilver                          1997           145,000           66,600         10,000            2,375
  Senior Vice President                  1996           143,923                -         13,884            2,375
                                         1995           135,500           48,000         15,000            2,310

William C. Grover                        1997           161,054  (5)      71,200         10,000            2,268
  Senior Vice President                  1996           295,972  (6)           -         16,545            2,375
                                         1995           161,000           24,000         18,267            2,310




                                                     - 16 -

                                                                                       LONG-
                                                                                        TERM
                                                       ANNUAL COMPENSATION(1)         COMPEN-
                                                       ----------------------          SATION
                                                                                     ----------
                                                                                                       ALL OTHER
            NAME AND                                                                  OPTIONS           COMPEN
            PRINCIPAL                                SALARY(2)          BONUS         GRANTED         SATION (4)
            POSITION                     YEAR           ($)              ($)          (#) (3)             ($)
---------------------------------       -------      ----------      -----------     ----------      -------------

Ove Villadsen                            1997           148,462           68,800         10,000            2,223
 Senior Vice President                   1996           138,461                -         14,339            2,375
                                         1995           126,153           65,000         15,334            2,310

Keith J. Johnstone                       1997           109,231           37,900          2,000            1,638
  Vice President                         1996           105,000                -          3,564            2,292
                                         1995           104,038           37,000          3,667            1,962

(1) While the Named Executive Officers received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) The salaries shown in the Summary Compensation Table for 1997 have been in effect since February 1997.

(3) Options granted prior to August 7, 1995 have been adjusted to reflect a one-for-three reverse stock split.

(4) Amounts set forth in the Summary Compensation Table under the heading "All Other Compensation" represent the matching contributions made by the Company to its 401(k) plan for the benefit of the named officer in the year indicated.

(5)      Salary includes $36,824 in relocation expense reimbursement.

(6)      Salary includes $118,126 in relocation expense reimbursement.


   Stock Options

         The Company has adopted the Comdial Corporation 1992 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan is intended to further the long-term stability and financial success of the Company by attracting and retaining key employees through the use of stock incentives, including stock options. The Company does not award stock appreciation rights under the Stock Incentive Plan. The Company has reserved a total of 1,550,000 shares of Common Stock for issuance pursuant to incentive awards made under the Stock Incentive Plan.

         The following table sets forth additional information concerning individual grants of stock options made under the Stock Incentive Plan during the last completed fiscal year to each of the Named Executive Officers:


                                        Option Grants In Last Fiscal Year
                                                                                                    POTENTIAL
                                                                                                REALIZED VALUE AT
                                                                                                 ASSUMED ANNUAL
                                                                                              RATES OF STOCK PRICE
                                                                                                  APPRECIATION
                                      INDIVIDUAL GRANTS                                        FOR OPTION TERM(1)
----------------------------------------------------------------------------------        -----------------------------
                                              % OF
                                              TOTAL
                                             OPTIONS
                                           GRANTED TO     EXERCISE
                             OPTIONS        EMPLOYEES      OR BASE
                            GRANTED(2)      IN FISCAL       PRICE      EXPIRATION              5%             10%
NAME                           (#)            YEAR         ($/SH)         DATE                 ($)            ($)
------------------------- -------------- --------------- ----------- --------------       ------------- ---------------
William G. Mustain                20,000       8.0%         $8.56        2/4/07                $107,665        $272,847
Wayne R. Wilver                   10,000       4.0%         $8.56        2/4/07                 $53,832        $136,423
William C. Grover                 10,000       4.0%         $8.56        2/4/07                 $53,832        $136,423
Keith J. Johnstone                 2,000       0.8%         $8.56        2/4/07                 $10,766         $27,284
Ove Villadsen                     10,000       4.0%         $8.56        2/4/07                 $53,832        $136,423

(1) The potential realized values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of five percent and ten percent, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2) All options granted to the named officers were granted on February 4, 1997. One third of the options become exercisable on the first anniversary of the grant date, another third become exercisable on the second anniversary of the grant date, and the balance become exercisable on the third anniversary of the grant date. All of these options were granted with an exercise price equal to the market price of the Company's Common Stock on the grant date.


         The following table sets forth information concerning each exercise of stock options during the 1997 fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options, provided on an aggregated basis:


                                Aggregated Option Exercises in Last Fiscal Year and
                                     Fiscal Year-End Unexercised Option Values


             (A)                     (B)               (C)                    (D)                       (E)

                                                                           NUMBER OF
                                                                          SECURITIES                 VALUE OF
                                                                          UNDERLYING                UNEXERCISED
                                                                          UNEXERCISED             IN-THE-MONEY(2)
                                                                          OPTIONS AT                OPTIONS AT
                                                                          FY-END (#)                FY-END ($)

                             SHARES ACQUIRED         VALUE(1)            EXERCISABLE/              EXERCISABLE/
            NAME             ON EXERCISE (#)       REALIZED ($)          UNEXERCISABLE             UNEXERCISABLE
---------------------------- ------------------ ------------------ ------------------------- -------------------------
William G. Mustain                    -                    -            48,794 / 67,594           $58,330 / $42,967

Wayne R. Wilver                       -                    -            21,295 / 24,256           $17,500 / $15,649

William C. Grover                  5,718             $24,769            25,309 / 27,119           $27,192 / $8,804

Keith J. Johnstone                    -                    -              3,632 / 5,599            $4,277 / $3,520

Ove Villadsen                      2,200             $15,048            31,771 / 24,672          $123,226 / $15,845

(1) The dollar values referred to in columns (C) and (E) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or fiscal year-end, respectively.

(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.


   Pension Plan

         The Company has a pension plan covering hourly and salaried employees, including the executive officers. The plan requires Company contributions for tax-deferred pension accruals, with the amount of contribution actuarially determined in order to fund for each participating employee a benefit based on the two factors of career average compensation and years of service. For highly compensated employees, such as the executive officers, the amount of benefit under the pension plan is limited in order to qualify under Federal tax laws. The following pension plan table shows estimated annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications:


                                                Pension Plan Table:


                                                          ESTIMATED ANNUAL BENEFITS PAYABLE BY THE
                                                     PLAN AT RETIREMENT WITH YEARS OF SERVICE INDICATED
                                         --------------------------------------------------------------------------------
          REMUNERATION
              ($)
                                           15                20                25                30                  35
                                           ($)               ($)               ($)               ($)                 ($)
            -------                      ------            ------            ------            ------              ------
            100,000                      27,038            36,050            45,063            54,075              63,088
            125,000                      34,163            45,550            56,938            68,325              79,713
            150,000                      41,288            55,050            68,813            83,575              96,338
            175,000                      41,858            55,810            69,763            83,715              97,668
            200,000                      41,858            55,810            69,763            83,715              97,668
            225,000                      41,858            55,810            69,763            83,715              97,668
            250,000                      41,858            55,810            69,763            83,715              97,668

         Effective as of January 1, 1994, the plan covers a participant's compensation including bonuses and incentive pay for hourly employees and excluding deferred or supplemental compensation or other forms of compensation, if any, paid by the Company; provided, however, that the amount of a participant's annual compensation taken into account under the plan for any year may be subject to certain limitations under the plan or in accordance with applicable law. As to Messrs. Mustain, Wilver, Grover, Johnstone, and Villadsen, the amounts set forth in the Summary Compensation Table under the heading "Salary" are covered by the plan. As of December 31, 1997 Messrs. Mustain, Wilver, Grover, Johnstone, and Villadsen have ten, eleven, four, fifteen, and fifteen years of credited service, respectively.

         There are several different forms of benefit options available under the Company's pension plan, including Straight Life Annuity, 5 Years Certain & Life Annuity, 10 Years Certain & Life Annuity, Level Income Life Annuity (age 62 and 65), Contingent Annuitant Option, and Joint and Survivor Option. The Level Income Life Annuity balances retirement income from the pension plan and social security benefits so that income remains more or less constant regardless of when social security benefits begin.


   Executive Severance Plan

         Effective as of September 5, 1995, the Board of Directors adopted a severance plan for the Company's executive officers (as the same may be amended from time to time, the "Executive Severance Plan"). The Executive Severance Plan is designed to provide for the payment of severance benefits if an executive officer is terminated without cause, or if the executive terminates with good reason within two years after a change of control. The Executive Severance Plan covers the Company's Chief Executive Officer, President, Executive Vice President, Senior Vice Presidents, Chief Financial Officer, and Vice Presidents. In addition, the Compensation Committee of the Board of Directors can specifically designate other employees to participate. The persons covered by the Executive Severance Plan are hereinafter referred to as the "Covered Executives." The severance period over which payments are made varies with the job classification of the Covered Executive as follows: (i) 24 months for the President or Chief Executive Officer, (ii) 18 months for the Executive Vice President, a Senior Vice President, Chief Financial Officer or Vice President of Engineering, and (iii) 12 months for other Vice Presidents. Other designated participants would have individual periods established, not longer than 24 months.

         Under the Executive Severance Plan, if a Covered Executive is terminated by the Company without Good Cause (as defined below) or if he or she terminates employment with Good Reason (as defined below) within 24 months following a Change of Control (as defined below), the Covered Executive is entitled to receive monthly payments of his or her final salary (or the Covered Executive's salary at a Change of Control, if larger) and his or her average bonus. The Covered Executive's average bonus is the average of the Covered Executive's bonus for the previous two years or the Covered Executive's term of employment, if less. The Covered Executive would receive these payments even if he or she is employed by another company during the severance period. The Company may pay the severance benefit in a lump sum at its option. The Covered Executive's spouse or other named beneficiary is entitled to any unpaid benefit after death.

         In addition, the Covered Executive would receive health, life and disability insurance coverage for the severance period. The Covered Executive would have to contribute toward the premiums for any insurance to the same extent as when employed. Insurance benefits would cease if the Covered Executive is employed by another company and is covered by similar benefits.

         As a condition to receiving benefits, the Covered Executive would be required to execute a complete release of the Company from all claims, including all claims relating to the Covered Executive's employment and his or her termination of employment.

         The Covered Executive's benefit would be reduced to avoid application of the "excess parachute payment" restrictions after a Change of Control. An excess parachute payment is subject to an additional 20% excise tax payable by the employee and is not deductible by the employer. In general, an excess parachute payment is a payment made due to a Change of Control that exceeds three times the employee's average compensation for the prior five years.

         The Board of Directors can amend or terminate the Executive Severance Plan in the future, except in two circumstances. First, after a Change of Control, the Plan cannot be amended or terminated for 24 months. Second, an amendment or termination cannot affect the benefits of a terminated Covered Executive then receiving benefits.

         With respect to the termination of any Covered Executive by the Company, the term "Good Cause" means the (a) fraud or material misappropriation by the Covered Executive with respect to the business or assets of the Company;
(b) the persistent refusal or willful failure of the Covered Executive materially to perform his or her duties and responsibilities to the Company, which continues after the Covered Executive receives notice of such refusal or failure; (c) conduct by the Covered Executive that constitutes disloyalty to the Company and that materially harms or has the potential to cause material harm to the Company; (d) the Covered Executive's conviction of a felony or crime involving moral turpitude; (e) the use of drugs or alcohol that interferes materially with the performance of the Covered Executive's performance of his or her duties; or (f) the violation of any significant Company policy or practice, including but not limited to the Company policy prohibiting sexual harassment.

         With respect to a termination by a Covered Executive after a Change of Control, "Good Reason" would exist if, without the Covered Executive's express written consent, (a) there is a significant adverse change in such Covered Executive's authority or in his or her overall working environment; (b) such officer is assigned duties materially inconsistent with his duties, responsibilities and status at the time of a Change of Control; (c) there is a reduction, which is not agreed to by the Covered Executive, in the Covered Executive's rate of base salary or bonus percentage; or (d) the Company changes by 50 miles or more the principal location at which such officer is employed.

         Under the plan, a "Change of Control" is defined as the occurrence of any of the following events: (a) the acquisition by any unrelated person of beneficial ownership of 40% or more of the then outstanding shares of Common Stock of the Company (or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors); (b) as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of stock or assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (c) approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which the persons who were shareholders of the Company immediately before the transaction do not, immediately after the transaction, beneficially own more than 50% of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, or (d) a sale or other disposition of all or substantially all the assets of the Company, other than in the ordinary course of business.

Indebtedness of Management

         Prior to 1985, the Company made loans to certain executive officers of the Company to assist such officers in the exercise of Company stock options and/or the payment of personal income taxes resulting from such exercise. The following table shows, as to each officer whose indebtedness exceeded $60,000, the largest aggregate amount of such indebtedness during fiscal year 1997 and the balance due the Company as of February 13, 1998. Each such loan is evidenced by a non-interest bearing promissory note secured by a pledge of the officer's shares of Company Common Stock and an assignment of the death benefit under his Company group life insurance policy. All of the loans described herein are accelerated and become immediately due and payable on termination of employment.

                                            Indebtedness of Management


                                                          LARGEST AGGREGATE
                                                      AMOUNT OUTSTANDING DURING             AMOUNT OUTSTANDING
               NAME AND PRINCIPAL                          FISCAL YEAR 1997               AS OF FEBRUARY 13, 1998
                    POSITION                                     ($)                                ($)
-------------------------------------------------  --------------------------------  ---------------------------------
Lawrence K. Tate
  Vice President                                           $164,967                           $160,545

Certain Relationships and Related Transactions

         Redemption of Series A Preferred Stock. In February 1994, the Company issued 850,000 shares of Series A 7-1/2% Cumulative Convertible Redeemable Preferred Stock, par value $10.00 per share ("Series A Preferred Stock") to PCI in exchange for the cancellation of $8.5 million of the Company's existing indebtedness to PCI (the "Exchange"). The terms and conditions of the Exchange were approved by the stockholders of the Company at a special meeting held on February 1, 1994.

         In December 1994, the Company redeemed 100,000 shares of the Series A Preferred Stock held by PCI for $1.0 million in cash (an amount equal to the aggregate par value of such shares), using proceeds from an installment note received in connection with the sale of the Company's electromechanical product line in 1992.

In August 1995, the Company completed an underwritten registered public offering (the "1995 Equity Offering") of 3,000,000 shares of Common Stock, including 1,000,000 shares offered for sale by the Company and 2,000,000 shares included for the benefit of PCI pursuant to its exercise of piggyback registration rights. See "Certain Relationships and Related Transactions: PCI Piggyback Registration Rights" below. The 1995 Equity Offering was made at an offering price, net of underwriting discounts and commissions, of $11.21 per share. The Company used approximately $7.5 million of its proceeds from the 1995 Equity Offering to redeem all of the 750,000 shares of Series A Preferred Stock then outstanding and held by PCI. PCI's share of the proceeds from the 1995 Equity Offering, net of underwriting discounts and commissions and offering expenses, was approximately $21.9 million.

         PCI Piggyback Registration Rights. PCI has piggyback registration rights with respect to the Common Stock which it currently owns. As a result, if the Company desires to effect a public offering of its Common Stock, PCI has the right to include its shares in such offering, provided that the quantity of PCI shares so included would not, in the opinion of the underwriters, adversely affect the proposed offering by the Company.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to provide copies of the reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, during the fiscal year ended December 31, 1997, the Company's directors, executive officers, and stockholders beneficially owning more than ten percent of the Company's Common Stock complied with their respective Section 16(a) reporting requirements.


                                 PROPOSAL NO. 2

                    RATIFICATION OF THE SELECTION OF AUDITORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

         The Board of Directors, upon the recommendation of its Audit Committee, has selected the firm of Deloitte & Touche LLP ("D&T") certified public accountants and independent auditors, to serve the Company in those capacities for the year ending December 31, 1998 and recommends ratification of such selection by the stockholders. D&T has served as independent auditors for the Company since 1985. In addition to auditing the consolidated financial statements of the Company for the year ended December 31, 1997, D&T provided an audit of the Company's pension and 401(k) plans. Its representatives will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions asked by stockholders.

         If the proposal to ratify the selection of D&T is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the next year. However, because of the expense and difficulty in changing independent auditors after the beginning of a year, the Board of Directors intends to allow the appointment for 1998 to stand unless the Board of Directors finds other reasons for making a change.

         The Board of Directors considers D&T to be well qualified to serve as the independent auditors for the Company.

         The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of D&T as independent auditors for 1998. Proxies solicited by the Board of Directors will be so voted unless stockholders otherwise specify in their proxies.


                                  OTHER MATTERS

         Management is not aware of other matters which will come before the meeting, but if any such matters are properly presented, proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the meeting.


                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Any stockholder proposals to be considered by the Company for inclusion in the proxy materials for the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 3, 1998.


                                       For the Board of Directors

                                       /s/ Wayne R. Wilver

                                       Wayne R. Wilver, Secretary

Charlottesville, Virginia
March 31, 1998



THE COMPANY WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF THE 1997 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO SECRETARY, COMDIAL CORPORATION, 1180 SEMINOLE TRAIL, P. O. BOX 7266, CHARLOTTESVILLE, VIRGINIA, 22906-7266.

                              [FRONT OF PROXY CARD]




                               COMDIAL CORPORATION


                    Proxy for Annual Meeting of Stockholders
                                 April 28, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMDIAL
CORPORATION

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 1998, and appoints William G. Mustain and Wayne R. Wilver, or either of them, as proxies, each with the power to appoint his or her substitute and to act alone, and authorizes them, or either of them, to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of Comdial Corporation held of record by the undersigned on March 10, 1998, at the Annual Meeting of Stockholders to be held on April 28, 1998, and at any adjournment thereof.

         The Board of Directors Recommends a Vote FOR Proposals 1 and 2
                      appearing on the Reverse Side Hereof

                          [REVERSE SIDE OF PROXY CARD]


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no directions to the contrary are indicated, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.

         ---------------------------        ----------------
             ACCOUNT NUMBER                      COMMON

1.     ELECTION OF DIRECTORS:   William G. Mustain,  John W. Rosenblum, Robert P. Collins, Barbara Perrier Dreyer

           FOR the nominees listed above        [ ]           WITHHOLD AUTHORITY             [ ]
                                                              to vote for all nominees listed above

     (Instruction:  To withhold authority to vote for any individual nominee, draw a line through that individual's name above)



2.  RATIFICATION  OF  SELECTION  OF  DELOITTE  &  TOUCHE  LLP as  the  Company's independent auditors for the current year:

            FOR   [ ]    AGAINST   [ ]    ABSTAIN    [ ]


3. In their  discretion,  the  proxies  are  authorized  to vote upon such other business as may properly come before the meeting.

                                                                                            PLEASE MARK YOUR CHOICE
                                                                                        LIKE THIS [X} IN BLUE OR BLACK INK.

                                                                                Date                                      , 1998
                                                                                     -------------------------------------


                                                                                ------------------------------------------------
                                                                                Signature

                                                                                ------------------------------------------------
                                                                                Signature, if held jointly


                                                                               Please sign exactly as name appears hereon. When
                                                                               shares are held by joint tenants, both should sign.
                                                                               When signing as attorney, executor, administrator,
                                                                               trustee or guardian, please give full title as
                                                                               such. If a corporation, please sign in full
                                                                               corporate name by President or other authorized
                                                                               officer. If a partnership, please sign in
                                                                               partnership name by authorized person.

                     PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.